Exhibit 10.1

DELEGATED SPONSOR AGREEMENT

THIS DELEGATED SPONSOR AGREEMENT (the “Agreement”), dated as of June 17, 2026, is made by and between Morgan Stanley Investment Management Inc., a Delaware corporation (the “Delegated Sponsor”), AGS Trustees Limited, a company incorporated in the Cayman Islands (the “Cayman Trustee”), and Morgan Stanley Ethereum Trust, a statutory trust organized under the laws of Delaware (the “Trust”). Capitalized terms used herein and not defined shall have the meaning set forth in the Trust Agreement.

1.            The Trust. The Trust is not an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”) and it is not required to register thereunder. The Trust is not a commodity pool for purposes of the Commodity Exchange Act of 1936, as amended, and the Delegated Sponsor is not subject to regulation by the Commodity Futures Trading Commission as a commodity pool operator or a commodity trading advisor.

2.            Appointment. Pursuant to the terms of the Trust’s Amended and Restated Trust Agreement (the “Trust Agreement”), the Cayman Trustee may delegate to the Delegated Sponsor certain duties under a Delegation of Trustee Duties Agreement entered into between the Cayman Trustee and the Delegated Sponsor (the “Delegation Agreement”). The Delegated Sponsor has accepted such delegation and hereby agrees to render such services to the Trust on the terms and conditions set forth in this Agreement, the Trust Agreement and the Delegation Agreement.

3.            Duties. The Delegated Sponsor will perform such delegated duties for the Trust as a delegate of the Cayman Trustee as set forth in Schedule B of the Delegation Agreement in accordance with the Delegated Sponsor’s good faith. The Cayman Trustee will perform such duties for the Trust as set forth in Article VI of the Trust Agreement in accordance with the Cayman Trustee’s good faith.

4.            Execution of Trust Documents. Pursuant to the terms of the Trust Agreement, the Cayman Trustee, in its sole discretion and without Shareholder consent, may amend or otherwise supplement the Trust Agreement by making an amendment, an agreement supplemental hereto, or an amended and restated trust agreement. The Delegated Sponsor, as delegate of the Cayman Trustee, is authorized to execute documents for and on behalf of the Trust with respect to the Delegated Duties. None of the Trust, the Cayman Trustee nor the DE Trustee shall be liable to any Person for acting in good faith in reliance on any instruction, direction, certificate, confirmation or notice issued by the Delegated Sponsor in connection with the Delegated Duties. For the avoidance of doubt, when a specified officer of the Trust is required to execute, or executes, a document, including but not limited to filings required to be made with regulatory authorities such as the Securities and Exchange Commission, the following officers of the Delegated Sponsor (or persons performing similar functions, including in the event of a vacancy in one or more of the specified Delegated Sponsor’s officer positions) or their designated delegees shall be authorized to execute the document in the capacities indicated below:

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Specified Trust Officer	Delegated Sponsor Officer Authorized to Execute Trust Document in the Capacity of the Specified Trust Officer
Principal Executive Officer / Chief Executive Officer / President	Chief Executive Officer / President
Principal Financial Officer / Chief Financial Officer	Chief Financial Officer / Treasurer
Principal Accounting Officer	Chief Financial Officer / Treasurer
Comptroller	Chief Financial Officer / Treasurer
Treasurer	Chief Financial Officer / Treasurer
Vice President	Any Sponsor officer
Secretary	Any Sponsor officer

As set forth in Trust Agreement, any Person (including any Authorized Participant, Ether Custodian, Transfer Agent, Administrator, Marketing Agent or other counterparty or service provider of the Trust) is expressly authorized and entitled to:

(a)            rely on instructions, directions, certificates, confirmation, approvals or notices issued by the Delegated Sponsor in connection with the Delegated Duties without further inquiry as to the Delegated Sponsor’s authority to issue the same or as to the contents of the Delegation Agreement; and

(b)            treat the Delegated Sponsor’s execution of any agreement or instrument on behalf of the Trust as constituting the duly authorized execution thereof by the Cayman Trustee and the Trust.

5.            Reporting; Record Keeping. Delegated Sponsor, as a delegate of the Cayman Trustee, will be available at reasonable times to discuss the activities of the Trust with the trustee of the Trust or its designee. Any written reports supplied by Delegated Sponsor to the Trust discussing the activities of the Trust are intended solely for the benefit of the Trust, and the Trust agrees that it will not disseminate such reports to any other party (other than the Trust’s service providers) without the prior consent of Delegated Sponsor, except as may be required by applicable law. Delegated Sponsor shall make or cause to be made, and shall maintain or cause to be maintained, all records as are required to be made or maintained by it in its capacity as Delegated Sponsor of the Trust.

6.            Other Accounts. The Trust understands and acknowledges that Delegated Sponsor may act as delegated sponsor for various persons other than the Trust. The Trust acknowledges that Delegated Sponsor may give advice and take action concerning other persons that may be the same as, similar to or different from the advice given, or the timing and nature of action taken, concerning the Trust. Except to the extent necessary to perform Delegated Sponsor’s obligations under this Agreement, nothing herein shall be deemed to limit or restrict the right of Delegated Sponsor, or any affiliate of Delegated Sponsor or any employee of Delegated Sponsor to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

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7.            Delegated Sponsor’s Compensation. The Trust shall pay to Delegated Sponsor a fee as described in Schedule A that is attached hereto and made a part hereof. Such fee shall be computed daily and paid in cash not less than monthly in arrears by the Trust. The Delegated Sponsor performs such services as a delegate of the Cayman Trustee and no other compensation is paid to the Delegated Sponsor by the Trust. Delegated Sponsor’s compensation is paid in consideration of Delegated Sponsor’s (i) services under this Agreement, the Trust Agreement, and the Delegation Agreement and (ii) the payment by Delegated Sponsor of the Trust expenses described in paragraph 8 below. The Delegated Sponsor may, in its sole discretion, voluntarily waive all or a portion of the fee it receives from the Trust.

8.            Trust Expenses

(a)            Ordinary Fees and Expenses. As partial consideration for receipt of the Delegated Sponsor fee, the Delegated Sponsor shall assume and pay all fees and other expenses incurred by the Trust in the ordinary course of its affairs, excluding taxes, but including (i) the Marketing Fee, (ii) the Administrator Fee, if any, (iii) the Ether Custodians Fee, (iv) the Transfer Agent Fee, (v) the fees payable to the Trust’s DE Trustee and Cayman Trustee, (vi) the fees and expenses related to the initial listing of Shares on the Exchange, (vii) the fees and expenses related to any future listing, trading or quotation of the Shares on any listing exchange or quotation system (including legal, marketing and audit fees and expenses), (viii) ordinary course legal fees and expenses that are not litigation-related, up to $100,000 per annum, (ix) audit fees, (x) regulatory fees, including if applicable any fees relating to the registration of the Shares under the Securities Act or Exchange Act, (xi) printing and mailing costs; (xii) costs of maintaining the Trust’s website and (xiii) applicable license fees (each, a “Delegated Sponsor-paid Expense” and together, the “Delegated Sponsor-paid Expenses”), provided that any expense that qualifies as an Additional Trust Expense will be deemed to be an Additional Trust Expense and not a Delegated Sponsor-paid Expense. In the Delegated Sponsor’s sole discretion, all or any portion of a Delegated Sponsor-paid Expense may be redesignated as an Additional Trust Expense. For the avoidance of doubt, nothing in this Agreement is intended to amend, limit, or otherwise affect the Trust’s payment obligations to the Cayman Trustee under the Trustee Services Agreement.

(b)            Additional Trust Expenses. The Trust may incur certain extraordinary, non-recurring expenses that are not Delegated Sponsor-paid Expenses, including, but not limited to, taxes and governmental charges, expenses and costs of any extraordinary services performed by the Delegated Sponsor or Cayman Trustee (or any other service provider) on behalf of the Trust to protect the Trust or the interests of Shareholders, any indemnification of the Ether Custodians, Administrator or other agents, service providers or counterparties of the Trust, and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters (collectively, “Additional Trust Expenses”).

9.            Liability and Indemnification.

(a)          Delegated Sponsor will not be liable for losses to the Trust, and Delegated Sponsor shall be indemnified, to the extent provided in Section 6.08 of the Trust Agreement.

(b)          The Cayman Trustee shall not be liable for any loss, costs, expenses or damage whatsoever which the Trust may sustain or suffer as a result of or in the course of the discharge of its duties hereunder other than loss or damage arising by reason of the fraud, gross negligence, bad faith or willful misconduct of the Cayman Trustee.

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(c)          The Trust shall indemnify the Cayman Trustee against all actions, suits, proceedings, claims, demands, costs and expenses which may be made against the Cayman Trustee in respect of any loss or damage sustained or suffered by any third party in connection with the provision of the Services or the performance of the Agreement, otherwise than by reason of the fraud, gross negligence, bad faith or willful misconduct of the Cayman Trustee as aforesaid. The Trust shall advance any expenses incurred by the Cayman Trustee in defending the relevant proceedings. The Cayman Trustee shall reimburse and hereby indemnifies the Trust for any such advances in the event that a judgment is given against the Cayman Trustee which finds it to have acted fraudulently or with gross negligence, bad faith or willful misconduct.

10.          Tax Filings. Except as described in any applicable filings with the SEC, Delegated Sponsor will not be responsible for making any tax credit or similar claim or any legal filing on the Trust’s behalf.

11.          Governing Law/Disputes. This Agreement is entered into in accordance with and shall be governed by the laws of the State of Delaware; provided, however, that in the event that any law of the State of Delaware shall require that the laws of another state or jurisdiction be applied in any proceeding, such Delaware law shall be superseded by this paragraph, and the remaining laws of the State of Delaware shall nonetheless be applied in such proceeding. Each party agrees that in the event that any dispute arising from or relating to this Agreement becomes subject to any judicial proceeding, such party waives any right it may otherwise have to (a) seek punitive damages, or (b) request a jury trial.

12.          Termination. This Agreement may be terminated by either party upon not less than 90 days’ prior written notice to the Cayman Trustee; or (ii) by either party upon discovery of acts of fraud or willful malfeasance of the other party in performing its duties hereunder. Any obligation or liability of either party resulting from actions or inactions occurring prior to termination shall not be affected by termination of this Agreement.

(a)          Upon the termination or expiration of this Agreement for any reason (including by reason of the insolvency, dissolution, or withdrawal of the Delegated Sponsor), all Delegated Duties shall, automatically and without further act or formality, revert to and vest in the Cayman Trustee with full force and effect from the date on which this Agreement ceases to be effective (the “Reversion Date”). From the Reversion Date, all references in this Agreement to the Delegated Sponsor acting in connection with the Delegated Duties shall be construed as references to the Cayman Trustee acting directly, until a replacement Delegated Sponsor is appointed.

(b)          The termination of this Agreement shall not, of itself, constitute a dissolution event under Article XII of the Trust Agreement.

(c)          The Cayman Trustee shall give prompt written notice to the DE Trustee, all Authorized Participants, the Ether Custodians, and the Transfer Agent upon the termination of this Agreement, identifying the Reversion Date and confirming that the Cayman Trustee is thenceforth exercising the Delegated Duties directly pending appointment of a replacement Delegated Sponsor.

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(d)          The Cayman Trustee shall use reasonable endeavors to appoint a replacement Delegated Sponsor as soon as reasonably practicable following the Reversion Date, and in any event within one hundred and twenty (120) days thereof.

13.          Assignment. This Agreement may not be assigned by either party without the prior written consent of the other party, which shall not be unreasonably withheld.

14.          Notices. All notices and other communications under this Agreement shall be in writing and shall be addressed to the parties at their respective addresses.

Delegated Sponsor shall comply with, and be entitled to act on, any instructions reasonably believed to be from an authorized representative of the Trust. Delegated Sponsor and its employees and agents shall be fully protected from all liability in acting upon such instructions, without being required to determine the authenticity of the authorization or authority of the persons providing such instructions.

15.          Severability. In the event any provision of this Agreement is adjudicated to be void, illegal, invalid or unenforceable, the remaining terms and provisions of this Agreement shall not be affected thereby, and each of such remaining terms and provisions shall be valid and enforceable to the fullest extent permitted by law, unless a party demonstrates by a preponderance of the evidence that the invalidated provision was an essential economic term of this Agreement.

16.          Integration; Amendment. In the event of any conflict or inconsistency between this Agreement and the Trust Agreement, the Trust Agreement shall prevail; (ii) in the event of any conflict or inconsistency between this Agreement and the Delegation Agreement with respect to the scope of the Delegated Duties, the Delegation Agreement shall prevail; and (iii) amendments to the Trust Agreement or the Delegation Agreement made in accordance with their respective terms shall be effective for purposes of this Agreement without requiring a separate amendment to this Agreement. . This Agreement may not be amended or modified in any respect, nor may any provision be waived, without the written agreement of both parties. No waiver by one party of any obligation of the other hereunder shall be considered a waiver of any other obligation of such party.

17.          Further Assurances. Each party hereto shall execute and deliver such other documents or agreements as may be necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

18.          Headings. The headings of paragraphs herein are included solely for convenience and shall have no effect on the meaning of this Agreement.

19.          Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to be one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Morgan Stanley Ethereum Trust

By:
Name:
Title:

AGS Trustees Limited

By:
Name:
Title:

Morgan Stanley Investment Management Inc.

By:
Name:
Title:

SCHEDULE A

to the

DELEGATED SPONSOR AGREEMENT

Dated June 17, 2026 between

MORGAN STANLEY ETHER TRUST
and
AGS TRUSTEES LIMITED

The Trust will pay to the Delegated Sponsor, as compensation for the Delegated Sponsor’s services rendered to the Trust, a fee payable in cash computed daily at an annual rate based on the NAV of the Trust in accordance with the following fee schedule:

Rate
Morgan Stanley Ethereum Trust	0.14%